Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

ARTICLE I

OFFICES

Section 1. Registered Office

The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices

Harman International Industries, Incorporated (the “Corporation”) may also have offices at such other places both within and outside the State of Delaware as the Board of Directors (“Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meeting

An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board shall fix each year.

Section 2. Special Meetings

Special meetings of the stockholders may be called at any time, either by the Board or by the Chairman of the Board. The Chairman of the Board shall call a special meeting of the stockholders whenever a request to do so is made in writing by stockholders representing a majority of the shares of the Corporation.

Section 3. Notice of Meetings

Written notice of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting. The notice shall state the place, date and time of the meeting, and, in the case of a special meeting, the purpose for which the meeting is called.

Whenever any notice is required to be given to the stockholders, a waiver thereof, in writing, signed by the stockholder entitled to such notice, whether signed before or after the time stated therein, shall be equivalent to the giving of the notice.

Section 4. Quorum

At any meeting of the stockholders, the holders of a majority of all of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum.

Section 5. Voting Procedure

If the object of a meeting is to elect directors or take a vote of the stockholders on any proposition, the Secretary shall receive and canvass the votes given at such meeting and report the result of the meeting to the Chairman of the Board.

Section 6. Action by Consent

Any action required by these Bylaws or by the Delaware General Corporation Law (“DGCL”) to be taken at a meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders may be taken without a meeting without prior notice and without vote, if consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and shall be filed with the minutes of meetings of stockholders.

ARTICLE III

BOARD OF DIRECTORS

Section 1. Powers of the Directors

The directors shall have and take entire general charge and supervision of the business and affairs of the Corporation. They may appoint one of their members as Chairman of the Board.

Unless otherwise directed by the Board, the Chairman of the Board, or such other officer or agent as the Chairman of the Board or Board may designate, shall have authority to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders, or with respect to any action of stockholders, of any other corporation in which this Corporation may hold securities, and otherwise to exercise any and all rights and powers that this Corporation may possess by reason of its ownership of securities in any other corporation.

Section 2. Number, Election and Terms of Office

The number of directors shall not be less than one (1) nor more than nine (9), as determined by a majority vote of the total number of directors then serving in office. Each director shall continue in office for a term of one (1) year and until such person’s successor has been elected and qualified.

The directors of the Corporation, including vacancies resulting from death, resignation, disqualification, removal, or other causes and newly created directorships resulting from any increase in the authorized number of directors, shall be elected at annual or special meetings of stockholders or through action by written consent of stockholders as set forth in these Bylaws.

Section 3. Meetings of the Directors

Regular meetings of the Board shall be held at such place or places, on such date or dates and at such time or times as shall have been established by the Board. Unless otherwise determined by the Board, the Board is expected to hold five (5) regular meetings annually as follows:

•	Four (4) quarterly meetings; and

•	One (1) strategic offsite meeting.

A notice of each such regular meeting shall not be required.

Special meetings of the Board may be called by the Chairman of the Board whenever such person may think proper. A special meeting shall be called when a written request is made by at least one-third of the entire Board. A special meeting may be held telephonically. Notice of the place, date and time of each such special meeting shall be given by mailing, e-mailing or telephoning such notice to each director at least twenty-four (24) hours before the time named for the meeting.

A majority of the total number of directors shall constitute a quorum for any meeting of the Board. Any action required or permitted, by these Bylaws or applicable state law, at any meeting of the Board or any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and consents are filed with the minutes of proceedings of the Board or committee.

Section 4. Waiver of Notice

Whenever any notice is required to be given to any director, a waiver thereof in writing, signed by the person entitled to such notice, whether signed before or after the time stated in the notice, shall be equivalent to the giving of such notice.

Attendance of a director at a meeting, or execution by a director of a written consent in lieu thereof, shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 5. Committees of the Board

There shall initially be three (3) committees of the Board consisting of the Strategy and Synergy Committee, the Finance Committee and the Compensation Committee, with the powers and duties as set forth in Exhibit A, which shall be governed by the Strategy and Synergy Committee Charter attached hereto as Exhibit B, the Finance Committee Charter attached hereto as Exhibit C and the Compensation Committee Charter attached hereto as Exhibit D, respectively, which may be amended from time to time. The Board, by a vote of a majority of the total number of directors, may, from time to time, designate any other committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board, or remove any existing committee. Each committee may determine procedural rules for the conduct of its meetings and business, and shall act in accordance therewith, unless otherwise provided by the Board in the resolution establishing the committee.

ARTICLE IV

OFFICERS

Section 1. Generally

The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, a Secretary, and a Treasurer. The Corporation may also have one (1) or more Executive Vice Presidents, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, one (1) or more Assistant Treasurers, and any such other officers as may be necessary or desirable. Each officer shall hold office until a successor is elected and qualified or until such officer’s earlier resignation or removal. Any number of offices may be held by the same person.

Each officer shall be subject to the supervision of the Board and its committees as set forth in Exhibit A attached hereto.

Section 2. Chief Executive Officer

The Chief Executive Officer shall perform such duties as usually pertain to the office or as may otherwise be assigned by the Board from time to time.

Section 3. Chief Financial Officer

The Chief Financial Officer shall have the custody of all monies and securities of the Corporation and shall keep regular books of account. The Chief Financial Officer shall make such disbursements of the funds of the Corporation as are proper and shall render, from time to time, an account of all such transactions and of the financial condition of the Corporation.

The Chief Financial Officer shall perform such duties as usually pertain to the office and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he/she may agree with the Chief Executive Officer or as the Board may from time to time determine. The Chief Financial Officer shall report directly to the Chief Executive Officer.

Section 4. Executive Vice President

Each Executive Vice President shall perform such duties as usually pertain to the office to which appointed and such other duties as may from time to time be assigned.

Section 5. Vice President

Each Vice President shall perform such duties as usually pertain to the office to which appointed and such other duties as may from time to time be assigned.

Section 6. Secretary and Assistant Secretaries

The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. The Secretary shall have general charge over the corporate books.

Each Assistant Secretary shall perform such duties of the Secretary as may from time to time be assigned.

Section 7. Treasurer and Assistant Treasurers

The Treasurer shall perform such duties as usually pertain to the office to which appointed and such other duties as may from time to time be assigned. The Treasurer shall report directly to the Chief Financial Officer.

Each Assistant Treasurer shall perform such duties of the Treasurer as may from time to time be assigned.

Section 8. Delegation of Authority

The Board may, from time to time, assign or delegate the powers or duties of any officer to any other officers or agents of the Corporation, notwithstanding any provision hereof.

ARTICLE V

MISCELLANEOUS

Section 1. Indemnification of Directors, Officers and Others

Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified (including provision for advancement of expenses) by the Corporation to the full extent permitted by DGCL or any other applicable laws as presently or hereafter in effect.

Section 2. Certificates of Stock

Certificates of stock in the Corporation shall be issued by the Treasurer in the name of the stockholder and shall be signed on behalf of the Corporation by the Chairman of the Board, or the Chief Executive Officer or Executive Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificates may be facsimile.

Section 3. Facsimile Signatures

In addition to the provision for the use of facsimile signatures on stock certificates as provided in Section 2 of Article V, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board.

Section 4. Fiscal Year

The fiscal year of the Corporation shall be identical with the calendar year.

Section 5. Seal

The Board may provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary.

ARTICLE VI

AMENDMENTS

These Bylaws may be amended or repealed by the Board or by the stockholders.